4C CONTROLS INC.

DIRECTOR AGREEMENT

DIRECTOR AGREEMENT (this “Agreement”), dated as of the date set forth on the signature page hereto, by and between 4C Controls Inc. (the “Company”), and the signatory hereto (“Director”).

WITNESSETH:

WHEREAS, Company believes that it is in its own best interests and in the best interests of its stockholders that the directors of the Company performing services on the Company’s board of directors (the “Board”) serve upon the terms and conditions of service memorialized in written agreement; and

WHEREAS, Company desires to retain the services of Director in the capacity of director and Director desires to provide such services in such capacity, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Board has approved the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Election as Director; Appointment. Company agrees to appoint Director as a member of the Board and agrees to use its best efforts and powers to sustain and continue Director’s election as a member of the Board for successive one year terms at each annual meeting of stockholders of Company and each special meeting of stockholders of Company convened for such purpose, until the subsequent annual stockholders meeting, unless this Agreement is terminated sooner pursuant to Section 4 hereof (the “Term”).

2.  Duties and Extent of Services.

(a)  During the Term, Director shall serve as director and, in such capacity, shall provide those services required of a director under Company’s articles of incorporation and bylaws, as both may be amended from time to time, and under the corporate law of the jurisdiction of incorporation of the Company, the federal securities laws and other state and federal laws and regulations, as applicable, and shall render such services as are customarily associated with and are incident to the position of director and such other services as Company may, from time to time, reasonably require of him consistent with such position.

(b)  Director shall faithfully, competently and diligently perform to the best of his ability all of the duties required of him as director. Without limiting the preceding sentence, Company acknowledges that Director has other business commitments, including commitments to serve on the board of directors of other companies. The parties anticipate, on average, Director shall devote approximately six (6) hours per month to the Company.

4C Controls Inc.	Director Agreement

3.  Compensation.

(a)  Initial Compensation: As compensation for Director's entering into this Agreement and performing his services hereunder Company shall pay a director’s fee as set forth on Annex A hereto per month so long as Director is a member of the Board.

(b)  Other Benefits. During the Term Director shall be entitled to any benefits made available to non-executive members of the Board generally.

(c)  Expenses. Company agrees to reimburse Director for all reasonable and necessary travel, business entertainment, and other out-of-pocket business expenses incurred or expended by him in connection with the performance of his duties hereunder upon presentation of proper expense statements or vouchers or such other supporting information as Company may reasonably require of Director.

4.  Termination. The Company shall have the right to remove Director from, or not reelect Director to, the Board. Director shall have the right, exercisable at any time during the Term, upon thirty (30) days written notice to Company, to resign as a member of the Board. In the event that, during the term hereof, Director is removed as a director without cause he shall be entitled to two (2) additional months director fees, even though he is no longer a member of the Board.

5.  Confidentiality. The parties acknowledge that in conjunction with the execution of this Agreement, they are entering into an Agreement to Protect Confidential Information.

6.  Independent Contractor. Director is an independent contractor and will not be deemed an employee of Company for purposes of employee benefits, income tax withholding, FICA taxes, unemployment benefits or otherwise.

7.  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral, with respect to the subject matter hereof, provided, however, for purposes of clarity, nothing herein shall preclude any other written agreement supplementing the terms and conditions hereof entered into and executed after the date hereof.

8.  Governing Law.

(a)  This Agreement shall be governed by and construed under the laws of the State of New York, applicable to contracts to be wholly performed in such State, without regard to the conflict of laws principles thereof.

(b)  Any action to enforce any of the provisions of this Agreement shall be brought in a court of the State of New York located in the Borough of Manhattan of the City of New York or in a Federal court located within the Southern District of New York. The parties consent to the jurisdiction of such courts and to the service of process in any manner provided by New York law. Each party irrevocably waives trial by jury. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such party.

4C Controls Inc.	Director Agreement

9.  Amendment. This Agreement may be amended, modified or superseded, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto.

10.  Assignability. The obligations of Director may not be delegated and Director may not, without Company’s written consent thereto, assign, transfer, convoy, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. Company and Director agree that this Agreement and all of Company’s rights and obligations hereunder may be assigned or transferred by Company to and shall be assumed by and be binding upon any successor to Company. The term “successor” means, with respect to Company or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of Company.

11.  Severability. If any provision of this Agreement or any part thereof is held to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof; which shall be given full effect without regard to the invalid or unenforceable part thereof.

12.  Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement, shall be given or made in writing by registered or certified mail, return receipt requested, or by overnight carrier service or by facsimile transmission and will be deemed to have been given or made on the date following receipt or attempted delivery, in the case of the Director, at the address of record on file with the Company on the date hereof, and in the case of the Company, to its registered office in the state of its incorporation. Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if telecopied, when telecopied; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, three days after deposit (postage prepaid) with the U.S. mail service.

13.  Representations and Warranties; Indemnification.

(a)  The Director hereby represents and warrants to Company that his execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement will not violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to Director’s employment or providing services to which Director is a party or by which Director is bound or subject.

(b)  Company hereby represents and warrants to Director that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation, and has all requisite corporate power and authority to execute, deliver and perform this Agreement in accordance with the terms hereof, (ii) all necessary actions to authorize the Company’s execution, delivery and performance of this Agreement have been taken, (iii) this Agreement has been duly executed and delivered by the Company and constitutes its legal, valid, and binding obligation enforceable against it in accordance with the terms hereof, and (iv) its execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement will not violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to Director’s employment or which otherwise related to Director’s relationship with the Company.

4C Controls Inc.	Director Agreement

(c)  Company hereby agrees to indemnify and hold harmless Director, his affiliates (and such affiliates’ directors, officers, employees, agents and representatives) and permitted assigns, to the fullest extent permitted under New York law, from and against any and all losses, damages, liabilities, obligations, costs or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement, and (ii) any breach of warranty or inaccurate or erroneous representation made by the Company herein, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. The Company shall advance any expenses reasonably incurred by Director in defending an indemnifiable action hereunder, with such expenses to be reimbursed by Director only in the event that a court of competent jurisdiction enters a binding judgment, order or decree that Director acted in bad faith or in a manner he reasonably believed not to be in the best interests of the Company.

14.  Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

4C Controls Inc.	Director Agreement

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of this 30th day of April, 2008.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

DIRECTOR /s/ Augustine Fou Print Name: Augustine Fou

4C Controls Inc.	Director Agreement

Annex A

Appointment of Dr. Augustine Fou
Board of Directors of 4C Controls Inc.

Annual Compensation: Twenty-Four Thousand Dollars per year, payable monthly, pro-rated for any partial period thereof.